EXHIBIT 10.19

SECOND AMENDMENT
OF
DELUXE CORPORATION
DEFERRED COMPENSATION PLAN
(2001 Restatement)

        The “Deluxe Corporation Deferred Compensation Plan” adopted by Deluxe Corporation, a Minnesota corporation, effective November 15, 1983, and which is presently maintained under a document entitled “DELUXE CORPORATION DEFERRED COMPENSATION PLAN (2001 Restatement),” as amended by a First Amendment adopted on October 26, 2001 (hereinafter collectively referred to the “Plan Statement”), is hereby amended in the following respect:

1.            REALLOCATION OF DEFERRAL ACCOUNT AMONG INVESTMENT OPTIONS. Effective for Plan Years beginning on or after January 1, 2003, Section 5.3 of the Plan Statement is amended to read in full as follows:

5.3.           Investment Options. The Management Committee shall permit a Participant to allocate the Participant’s Deferral Account among one or more investment options for purposes of measuring the value of the benefit. That portion of the Deferral Account allocated to an investment option shall be deemed to be invested in such investment option and shall be valued as if so invested, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. Neither the Company nor the Plan nor any trust established under the Plan shall have any obligation to invest in any such investment option. The determination of which investment options to make available, and the continued availability of selected investment options rests in the Management Committee’s sole discretion. A Participant’s request to allocate or reallocate among investment options must comply with any procedures established by the Management Committee and must be in such increments as the Management Committee may require. The Participant may reallocate the Participant’s Deferral Account among investment options as of any day that the U.S. securities markets are open and conducting business. All requests for allocation or reallocation are subject to acceptance by the Management Committee, at its discretion. If accepted by the Management Committee, an allocation request will be effective as soon as reasonably administratively practicable.

2.            CLAIMS PROCEDURES. Effective for all claims filed on or after January 1, 2002, Sections 10.2, 10.3 and 10.5 of the Plan Statement are moved to and renumbered as Sections 11.8 through 11.10 and Section 10 of the Plan Statement is amended to read in full as follows:

10.1.            Determinations. The Management Committee shall make such determinations as may be required from time to time in the administration of the Plan. The Management Committee shall have the discretionary authority and responsibility to interpret and construe the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary. The PRC shall make such determinations as may be required from time to time in the administration of the Plan.

10.2.            Claims Procedure. Until modified by the Management Committee, the claims procedure set forth in this Section 10 shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan on or after January 1, 2002.

          10.2.1.               Initial Claim. An individual may, subject to any applicable deadline, file with the Management Committee a written claim for benefits under the Plan in a form and manner prescribed by the Management Committee.

(a)	If the claim is denied in whole or in part, the Management Committee shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)	The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Management Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Management Committee notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

10.2.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)	a description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant's right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse determination on review.

          10.2.3.               Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Management Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

          10.2.4.               Claim on Review. If the claim, upon review, is denied in whole or in part, the Management Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)	The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Management Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Management Committee notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant's failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)	The Management Committee's review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

10.2.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan (or other applicable Plan document) on which the adverse determination is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain information about such procedures; and

(e)	a statement of the claimant's right to bring an action under section 502(a) of Employee Retirement Income Security Act of 1974, as amended.

10.3. Rules and Regulations. 10.3.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Management Committee. 10.3.2. Specific Rules.
(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Management Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Management Committee upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Management Committee unless delegated as provided for in the Plan, in which case references in this Section 10 to the Management Committee shall be treated as references to the Management Committee's delegate.

(c)	Claimants may be represented by a lawyer or other representative at their own expense, but the Management Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant's representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision of the Management Committee on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Management Committee.

(e)	In connection with the review of a denied claim, the claimant or the claimant's representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.

(f)	The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)	The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	For the purpose of this Section, a document, record, or other information shall be considered "relevant" if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant's diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	The Management Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

10.4.            Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Management Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

10.5.            Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. In any subsequent legal action all explicit and all implicit determinations by the Management Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

10.6.            Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of the Employee Retirement Income Security Act of 1974, as amended, or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)	six (6) months after the claimant has exhausted the claim and review procedure.

10.7.            Knowledge of Fact by Participant Imputed to Beneficiary. For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

3.                 SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

October 21, 2002	DELUXE CORPORATION By _________________________________ Anthony C. Scarfone Its Senior Vice President